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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF CIRCOR INTERNATIONAL, INC.

I.   Subsidiaries of CIRCOR International, Inc.:

     1. Spence Engineering Company, Inc., a Delaware Corporation

     2. KF Sales Corporation, a Delaware Corporation

     3. Leslie Controls, Inc., a New Jersey Corporation

     4. Circle Seal Controls, Inc., a Delaware Corporation

     5. KF Industries, Inc., an Oklahoma Corporation

     6. Circor, Inc., a Massachusetts Corporation

II.  Subsidiaries of Circle Seal Controls, Inc.:

     1. CIRCOR IP Holding Co., a Delaware Corporation

     2. Circle Seal Corporation, a Delaware Corporation

     3. Suzhou Watts Valve Co., Ltd. (JV), a Chinese Joint Venture

     4. Hoke, Inc., a New York Corporation

     5. Circor Business Trust, a Massachusetts Business Trust

III. Subsidiaries of KF Industries, Inc.:

     1. Pibiviesse SpA, an Italian Company

     2. IOG Canada Inc., a Canadian Corporation

IV.  Subsidiaries of Pibiviesse SpA;

     1. De Martin Giuseppe & Figli Srl, an Italian Company

V.   Subsidiaries of IOG Canada, Inc.:

     1. SSI Equipment Inc., a Canadian Corporation

VI.  Subsidiaries of Hoke, Inc.

     1. Hoke International, Ltd., a New York Corporation

     2. Hoke Overseas Sales Corp., a US Virgin Islands Company

     3. Hoke GmbH, a German Partnership

     4. Hoke Controls, Ltd., a Canadian Corporation

VII. Subsidiaries of Hoke International, Ltd.

     1. Circor Instrumentation Ltd., a United Kingdom Company

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